UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
June 26, 2023
(Date of earliest event reported)

APPLIED DIGITAL CORPORATION
(Exact name of registrant as specified in its charter)

Nevada	001-31968	95-4863690
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3811 Turtle Creek Blvd.,	Suite 2100,	Dallas,	TX	75219
(Address of principal executive offices)				(Zip Code)
214-427-1704
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
o    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
o    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
o    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
o    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
o    Emerging growth company
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. o
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	APLD	Nasdaq Global Select Market

Item 2.02 Results of Operations and Financial Condition

On June 26, 2023, Applied Digital Corporation (the “Company”), announced the Company’s current and preliminary expectations of financial results for the Company for the fourth quarter ended May 31, 2023. These numbers remain subject to adjustment in connection with the pending audit of the Company’s financial statements.

For the fiscal fourth quarter of 2023, we estimate that our revenues overall will be approximately $22 million. For the fiscal fourth quarter of 2023, we estimate that our net loss overall will be approximately $6.8 million, and our Adjusted EBITDA will be in the range of $2.7 million to $3.2 million. Adjusted EBITDA is a non-GAAP financial measure.

“EBITDA” is defined as earnings before interest, taxes, and depreciation and amortization.

“Adjusted EBITDA” is defined as EBITDA adjusted for stock-based compensation, gain on extinguishment of accounts payable, loss on extinguishment of debt, and one-time professional service costs not directly related to the company’s offering and therefore not deferred under the guidance in ASC 340 and SAB Topic 5A. These costs have been adjusted as they are not indicative of business operations. Adjusted EBITDA is intended as a supplemental measure of the Company’s performance that is neither required by, nor presented in accordance with, GAAP. We believe that the use of EBITDA and Adjusted EBITDA provides an additional tool for investors to use in evaluating ongoing operating results and trends and in comparing its financial measures with those of comparable companies, which may present similar non-GAAP financial measures to investors. We also believe EBITDA and Adjusted EBITDA are useful metrics to investors because they provide additional information regarding factors and trends affecting our business, which are used in the business planning process to understand expected operating performance, to evaluate results against those expectations, and because of their importance as measures of underlying operating performance, as the primary compensation performance measure under certain programs and plans. However, you should be aware that when evaluating EBITDA and Adjusted EBITDA, the Company may incur future expenses similar to those excluded when calculating these measures. In addition, our presentation of these measures should not be construed as an inference that its future results will be unaffected by unusual or non-recurring items. Our computation of Adjusted EBITDA may not be comparable to other similarly titled measures computed by other companies, because all companies may not calculate Adjusted EBITDA in the same fashion.

Because of these limitations, EBITDA and Adjusted EBITDA should not be considered in isolation or as a substitute for performance measures calculated in accordance with GAAP. We compensate for these limitations by relying primarily on its GAAP results and using EBITDA and Adjusted EBITDA on a supplemental basis.

A reconciliation is not provided for guidance on this measure as the Company is unable to predict the amounts to be adjusted, such as the GAAP tax provision.

The preliminary financial results presented above are subject to the completion of the Company’s financial closing procedures, which have not yet been completed. The Company’s actual results for the fiscal fourth quarter may differ materially from these estimates. Therefore, you should not place undue reliance upon these preliminary financial results. For instance, during the course of the preparation of the respective financial statements and related notes, additional items that would require material adjustments to be made to the preliminary estimated financial results presented above may be identified. The preliminary financial data included in this prospectus supplement has been prepared by and is the responsibility of the Company’s management. Marcum LLP, the Company’s independent registered public accounting firm, has not audited, reviewed, compiled or performed any procedures with respect to the preliminary financial data set forth above. Accordingly, Marcum LLP does not express an opinion or any other form of assurance with respect to these financial figures. The preliminary estimated financial results were not prepared with the view to complying with published guidelines of the SEC or the guidelines established by the American Institute of Certified Public Accountants for preparation and presentation of preliminary estimated results of operations.

The information provided in this Item 2.02 of this Form 8-K shall be deemed “filed” and not “furnished” and shall be incorporated into the Company’s registration statements on Form S-3 and Form S-8.

Item 8.01    Other Events.

Business Update

The Company is providing the following updated description of its business.

AI Cloud Service

Our AI Cloud service operates through our Sai Computing brand and provides cloud services applicable to artificial intelligence.

On October 13, 2022, we formed Sai Computing, LLC (“Sai Computing”). Sai Computing was formed to provide artificial intelligence and machine learning application customers with access to machines and a hosting environment.
On May 15, 2023, we announced the formal launch of our AI Cloud services business through Sai Computing.

On May 16, 2023, we announced that Sai Computing secured its first major AI customer with an agreement worth up to $180 million over a 24-month period. The customer will make a significant pre-payment as part of the agreement. The service is expected to start coming online in June 2023 and is expected to be fully ramped up by the end of 2023.

On May 25, 2023, we formed Sai Computing Holdings LLC (“Sai Holdings”) and Sai-Foundry Computing LLC (“Sai-Foundry”). Sai Holdings serves as the parent entity over Sai Computing and Sai-Foundry, and Sai-Foundry will serve as the joint venture entity between the Company and Foundry Technologies (“Foundry”). We have a 98% ownership interest in Sai-Foundry and consolidate the entity.

To support our AI Cloud Services and contracts, we have ordered over 26,000 GPUs. Demand for our AI Cloud product is high. The pipeline of business opportunities we are exploring is large, with the top 11 opportunities having the estimated potential to provide us up to an aggregate of $1.3 billion of revenue over 3 years.

HPC Datacenter Hosting

Our HPC datacenter business designs, builds, and operates Next-Gen datacenters which are designed to provide massive computing power and support high-compute applications within a cost-effective model.
On December 14, 2022, we announced the beginning of construction of a 5 megawatt (“MW”) facility next to the Company’s currently operating 100-MW hosting facility in Jamestown, North Dakota. We subsequently determined to increase the capacity of this facility to 9 MW. This separate and unique building, designed and purpose-built for Graphics Processing Units (“GPUs”), will sit separate from our crypto hosting buildings and will host more traditional high performance computing applications, such as natural language processing, machine learning, and additional HPC developments. This facility is expected to be brought online in the second half of calendar year 2023. During early calendar year 2023, we began testing HPC hosting at this facility. The systems in this facility passed initial testing in the second calendar quarter of 2023.

We have current plans to expand our HPC hosting capacity up to 200 MW through buildouts at existing and future locations.

Crypto Datacenter Hosting

Our crypto datacenter hosting business provides infrastructure and colocation services to crypto mining customers. With expert advisors in the fields of power, crypto mining operations, procurement, and construction, we have designed and implemented a plan for a prefabricated facility and organization within the facility that can be delivered and installed quickly and maximize performance and efficiency of the facility and our customers’ crypto mining equipment. We provide energized space for customers to host computing equipment. Initially, these datacenters primarily hosted servers serving the Bitcoin network, but these facilities can also host hardware for other applications such as artificial intelligence, protein sequencing, drug discovery, machine learning and additional blockchain networks and applications. We have a colocation business model where our customers place hardware they own into our facilities and we provide full operational and maintenance services for a fixed fee. We typically enter into long-term fixed rate contracts with our customers. We currently have 240MW online and servicing our crypto mining customers with an additional 246MW coming online, all of which is contracted for under multi-year arrangements.

SIGNATURE

Pursuant to the requirements of Section 13 or 15 (d) of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: June 26, 2023

By:	/s/ David Rench
Name:	David Rench
Title:	Chief Financial Officer